                                                                               Exhibit 23(b)

                                       Consent of Independent Auditors

The Board of Directors
Frontier Airlines, Inc.:

We consent to the use of our report dated May 30, 2001, with respect to the balance sheets of Frontier Airlines, Inc. as of March 31, 2001 and 2000, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2001, which report appears in the March 31, 2001
Annual Report on Form 10-K of Frontier Airlines, Inc. incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

                                           KPMG LLP

Denver, Colorado
April 16, 2002